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                                                                    Exhibit 21.1


                         SUBSIDIARIES OF THE REGISTRANT

                    Company                          Jurisdiction
                    -------                          ------------

      1. Caminus Limited                            United Kingdom
         (subsidiary of the Registrant)

      2. DC Systems, Inc.                           Texas
         (subsidiary of the Registrant)

      3. Caminus Energy Limited                     United Kingdom
         (subsidiary of Caminus Limited)

      4. Zai*Net Software Limited                   United Kingdom
         (subsidiary of Caminus Limited)

      5. Caminus Consultants Limited                United Kingdom
         (subsidiary of Caminus Limited)

      6. DCS*Gasnet Corporation                     Texas
         (subsidiary of DC Systems, Inc.)